UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 20, 2018

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd., Suite 500, Mettawa, Illinois	60045-3420
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.                  Costs Associated with Exit or Disposal Activities

On June 20, 2018, the Board of Directors of Brunswick Corporation (the "Company") authorized the Company to end the sale process for its Sea Ray businesses, including the Meridian brand. As part of this action, the Company will restructure the Sea Ray sport boat and cruiser business, but will discontinue Sea Ray sport yacht and yacht models and will wind down yacht production in the third quarter of 2018. These actions are anticipated to include the termination of approximately 800 employees. The news release Brunswick issued regarding these actions is incorporated herein by reference and is included as Exhibit 99.1 to this Current Report on Form 8-K.

The Company expects that it will incur total restructuring and wind down costs in connection with the discontinuation of sport yacht and yacht models in the range of $50 million to $60 million, primarily consisting of $30 million to $40 million of estimated costs to exit the product categories, including production wind down costs and costs to assist dealers in selling pipeline inventory; $10 million to $15 million of estimated inventory and long-lived asset write-downs; and approximately $5 million in severance costs. The Company estimates a substantial portion of these charges to be recorded in the second quarter of 2018. In connection with these actions, the Company expects total net cash expenditures of $10 to $20 million through fiscal year 2020 related to the aforementioned actions partially offset by proceeds from estimated tax benefits and the liquidation of assets.

Statements regarding the Company's planned restructuring and associated charges and costs in this Current Report on Form 8-K are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about the Company's planned restructuring and by their nature address matters that are, to different degrees, uncertain.  Such statements are not guarantees and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this filing.  Factors that could cause actual results to differ materially from the expectations, estimates, and projections discussed in this Current Report on Form 8-K include the Company’s timing of and ability to realize the expected cost savings from the Company’s restructuring plans, changes in economic or industry conditions, and changes to the expected costs and charges associated with the Company’s restructuring plans. Forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update them to reflect events or circumstances after the date of this filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description of Exhibit
99.1	Brunswick Corporation News Release dated June 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: June 26, 2018	By:	/s/ Daniel J. Tanner
Daniel J. Tanner
Vice President and Controller